UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2014, the Board of Directors (the “Board”) of the Company, on the recommendation of the Compensation Committee, determined the 2014 corporate goals relating to the Company’s annual cash incentive bonus plan (the “Plan”) in which the executive officers of the Company are eligible to participate. Currently, Sukhi Jagpal, our Chief Financial Officer, is our only executive officer who participates in the Plan. None of our directors currently participate in the Plan (including Jeffery Meckler, who as a director and Chairman of our Executive Transition Committee is deemed to be our Principal Executive Officer for compensation reporting purposes).

The Plan provides cash bonuses based on the achievement of goals related to individual and corporate performance in 2014. The amount of the cash bonus that any executive officer is eligible to receive is based on a predetermined target percentage of base salary and is subject to the achievement of corporate and individual goals.

Individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of the Company’s corporate goals. The Company’s corporate goals are described below and are weighted from 0-100% in relative allocation. In determining whether the Company’s corporate goals have been achieved the Compensation Committee may consider any factors and achievements it considers appropriate.

The following is a description and relative weighting of the 2014 corporate goals:

•	Enhancing Shareholder Value: The goals related to enhancing shareholder value, which represent 50% of the 2014 corporate goals, include completing a review of strategic alternatives, and if any such alternatives are approved by the Board of Directors and/or shareholders, as applicable, completing any related transaction.

•	Operational Activities: The goals related to operational activities, which represent 10% of the 2014 corporate goals, include enhancing operational efficiencies and effectively managing certain contract rights.

•	Synthetic Retinoid Program: The goals related to the synthetic retinoid program, which represent 40% of the 2014 corporate goals, include achieving specific milestones related to the regulatory and clinical development progress for QLT091001, our synthetic retinoid program, including the objective of initiating the pivotal clinical trial discussed below.

Item 8.01. Other Events

The Company continues to review strategic alternatives and, in parallel with the review, advance the development of QLT091001 for the treatment of inherited retinal disease such as Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP) due to inherited genetic mutations in the lecithin:retinol acyltransferase (LRAT) and retinal pigment epithelium (RPE65) genes. On February 27, 2014, the Company announced positive preliminary results from its international, multi-center, Phase 1b clinical trial of repeated treatments of oral QLT091001 in subjects with LCA or RP due to inherited genetic mutations in LRAT or RPE65. The Company believes it has gained further insight into QLT091001 from the analysis of these preliminary results and plans to further refine its proposed pivotal trial design for the orphan drug program. As a result of these activities and the Company’s on-going review of strategic alternatives, the Company currently does not plan to initiate its pivotal clinical trial for QLT091001 until the second half of 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	“Sukhi Jagpal”
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

Date: April 4, 2014